Exhibit 99.2

PROXY

For The Shares Of

IDENTIX INCORPORATED

A Delaware Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock of Identix Incorporated (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the notice of the stockholders’ meeting to be held on                                               local time and appoints Joseph J. Atick and Mark S. Molina, and each of them, as proxy of the undersigned with power of substitution and revocation, to vote and otherwise represent all the shares of the undersigned at said meeting and any adjournment or postponement thereof with the same effect as if the undersigned were present and voting the shares.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED BY ANY MEANS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

For participants in an Identix Incorporated 401(k) plan, this proxy card will constitute confidential voting instructions to the plan trustee. These instructions will be followed as directed on the other side. If no choice is specified, the trustee will vote FOR Proposals 1 and 2. Shares held in the plans for which no voting instructions are received by the trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast participants in the plans.

Address Change/Comments (Mark the corresponding box on the reverse side)

é    FOLD AND DETACH HERE    é

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CHOICE IS INDICATED, WILL BE VOTED “FOR” ALL PROPOSALS.	☐	Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR            WITHHELD

		FOR	AGAINST	ABSTAIN
1.	To adopt the Agreement and Plan of Reorganization, dated as of January 11, 2006, by and among Viisage Technology, Inc., VIDS Acquisition Corp., a wholly owned subsidiary of Viisage, and Identix Incorporated.	☐	☐	☐

2.	To adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal.	☐	☐	☐

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

I PLAN TO ATTEND THE MEETING    ☐

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations, or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature:	Date:	Signature:	Date:

é    FOLD AND DETACH HERE    é

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail

http://www.proxyvoting.com/idnx		1-866-540-5760		Mark, sign and
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can now access your Identix account online.

Access your Identix shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Identix, now makes it easy and convenient to get current information on your shareholder account.

•	View account status

•	View certificate history

•	Make address changes

•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time